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                                                                 EXHIBIT 99.1

FOR IMMEDIATE RELEASE
CONTACT:
George Morgenstern, CEO
DATA SYSTEMS & SOFTWARE INC.
(201) 529-2026
e-mail: ir@dssiinc.com


DSSI TO TRANSFER TO NASDAQ SMALLCAP MARKET

MAHWAH, NJ - February 27, 2003 Data Systems & Software Inc. (NASDAQ: DSSI) announced today that, as a result of a decision by a Nasdaq Listing Panel, the listing for its Common Stock will be transferred to the Nasdaq SmallCap Market. The Company has requested a review of the Listing Panel's decision by the Nasdaq Listing Council. The review request does not delay effectiveness of the Listing Panel's decision. The Listing Council has the authority to reverse or modify the Panel's decision or refer it back to the Listing Panel for reconsideration. The Company's Common Stock will continue to trade on the Nasdaq National Market until the close of trading on Friday, February 28, 2003 and will begin trading on the Nasdaq SmallCap Market at the commencement of trading on Monday, March 3, 2003.
                                       ***
ABOUT DATA SYSTEMS & SOFTWARE INC.
Data Systems & Software Inc. is a provider of software consulting and development services, and is an authorized direct seller and value added reseller of computer hardware. Through its Comverge Technologies subsidiary, the Company provides energy intelligence solutions to utilities.
FOR MORE INFORMATION, CONTACT:
At the Company,  George  Morgenstern,  CEO, (201) 529-2026,  ir@dssiinc.com.  At
                                                             ---------------
National Financial Network, Gary Geraci, Investor Relations, (781) 444-6100, extension 629 or (800) 343-4874, extension 629, garyg@otcfn.com
                                                     ----------------
THIS PRESS RELEASE  INCLUDES  FORWARD-LOOKING  STATEMENTS,  WHICH ARE SUBJECT TO
RISKS  AND   UNCERTAINTIES,   INCLUDING  RISKS  ASSOCIATED  WITH  (I)  CONTINUED
ELIGIBILITY FOR LISTING FOR THE COMPANY'S STOCK ON THE NASDAQ SMALL CAPMARKET AND (II) THE REQUESTED REVIEW BY THE LISTING COUNCIL OF THE LISTING PANEL'S DECISION. ACTUAL RESULTS MAY VARY FROM THOSE PROJECTED OR IMPLIED BY THE FORWARD-LOOKING STATEMENTS IN THIS RELEASE. ALTHOUGH THE COMPANY COMPLIES WITH ALL CRITERIA FOR LISTING ON THE NASDAQ SMALLCAP MARKET AND BELIEVES THAT IT WILL BE ELIGIBLE TO MAINTAIN SUCH LISTING, RESULTS OF OPERATIONS AND/OR MARKET CONDITIONS MAY ADVERSELY AFFECT THE COMPANY'S ELIGIBILITY TO MAINTAIN SUCH LISTING OVER THE LONG TERM. A MORE COMPLETE DISCUSSION OF RISKS AND UNCERTAINTIES WHICH MAY AFFECT THE COMPANY'S BUSINESS GENERALLY IS INCLUDED IN "BUSINESS--FACTORS WHICH MAY AFFECT FUTURE RESULTS" IN THE COMPANY'S MOST RECENT ANNUAL REPORT ON FORM 10-K AS FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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